EX-99.j

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of AMCON Distributing Company:

In our opinion, the accompanying consolidated statements of income and shareholders' equity and comprehensive income and of cash flows present fairly, in all material respects, the consolidated results of operations and cash flows of AMCON Distributing Company and its subsidiaries for the year ended September 29, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


PRICEWATERHOUSECOOPERS LLP
Omaha, Nebraska
November 22, 2000, except for paragraph 1 of Note 1 and paragraph 10 of Note 2, for which the date is March 23, 2001